Exhibit 99.1

Press Release Dated July 16, 2008

PHAZAR CORP ANNOUNCES THE RESIGNATION OF JAMES MILES AS PRESIDENT AND CEO

PHAZAR CORP, (Nasdaq: ANTP) announced that on July 11, 2008, James Miles resigned as President and CEO of PHAZAR CORP in order to devote more time to other unrelated business and personal investment interests.  James Miles also resigned as Chairman of the PHAZAR CORP Board of Directors.  Mr. Miles served on the PHAZAR CORP Board of Directors since 1999.  We anticipate that the Board of Directors will in the near future appoint successors to these offices.